DERMODY
                               P R O P E R T I E S

                            STANDARD INDUSTRIAL LEASE     For Landlord Use Only:
                                   (NET-NET-NET)                  Building #: 15


Lease Preparation Date: October 26, 1999

Landlord: DERMODY FAMILY LIMITED PARTNERSHIP I, A WASHINGTON LIMITED PARTNERSHIP, AND GUILA DERMODY TURVILLE, A MARRIED WOMAN DEALING WITH HER SOLE AND SEPARATE PROPERTY, LOCATED AT 1200 FINANCIAL BOULEVARD, P. O. BOX 7097, RENO, NEVADA 89510

Tenant: iGo CORPORATION, A DELAWARE CORPORATION, FKA BATTERY EXPRESS, INC. DBA 1-800-BATTERIES

Trade Name (dba): iGo

1.       LEASE TERMS

         1.01 Premises: The Premises referred to in this Lease contain an approximately eighty-five thousand, four hundred twenty-eight (85,428) square foot building (the "Building") as described on Exhibit A attached hereto. The address of the Premises is: 9393 GATEWAY DRIVE, RENO, NEVADA 89511.

         1.02 Project: The Project in which the Premises are located contain approximately five and 72/100ths (5.72) acres of land and all improvements including the Premises located thereon as shown on Exhibit A. There are no other tenants of the Landlord in the Project.

         1.03 Tenant's Notice Address: TENANT'S NOTICE ADDRESS IS THE ADDRESS OF THE PREMISES , ATTN: LOU BORREGO.

         1.04 Landlord's Notice Address: LANDLORD'S NOTICE ADDRESS IS P. O. BOX 7097, RENO, NEVADA 89510, ATTN: DAVID E. LIGON.

         1.05 Tenant's Permitted Use: WAREHOUSING, DISTRIBUTION, LIGHT MANUFACTURING, AND ASSEMBLY OF MOBILE ELECTRONIC DEVICES AND ACCESSORIES AND RELATED OFFICE USES IN FULL COMPLIANCE WITH THE TERMS OF THIS LEASE.

         1.06 Lease Term: The Lease Term is for fourteen (14) years and commences on the date of closing (the "Lease Commencement Date") under that certain Sales Agreement and Joint Escrow Instructions dated December, 1999 by and between Landlord as "Purchaser," and Lockheed Martin Corporation, a Maryland corporation ("LMC"), as "Seller," for the acquisition by Landlord of the Project and any amendments or restatements thereof (the "Sale Agreement") and expires fourteen (14) years thereafter. Tenant shall also be entitled to the options to

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extend the Lease Term for two (2) additional five (5) year periods (each, an
"Extension Term" and collectively, the "Extension Terms") as defined in Section
41.01 below, subject to and in compliance with the terms and conditions specified in Article 41. below. For purposes of this Lease, the terms "Lease Term," "term of the Lease," and "term" shall mean and include the initial period of the Lease specified above, together with the Extension Term(s) to the extent exercised by Tenant pursuant to Section 41.01 below, and the term "Initial Lease Term," shall mean the initial period of the Lease as specified above. Landlord and Tenant acknowledge and agree that this Lease and the parties' respective obligations hereunder are conditioned upon Landlord's acquiring title to the Project under the Sale Agreement as more particularly set forth in Section 42.01 below.

         1.07 Base Monthly Rent: Landlord and Tenant acknowledge and agree that this Lease is intended to qualify as a "Section 467 Lease" pursuant to Section 467 of the Internal Revenue Code of 1986, as amended. Base Monthly Rent during the Initial Lease Term shall accrue and be allocated, and be payable in accordance with the schedules attached hereto as Exhibits B-1 and B-2. Landlord and Tenant represent, warrant, covenant, and agree that they shall recognize and report for federal income tax purposes rental income and expense and interest income and expense in accordance with the columns entitled "Proportional Rent Amount" and "Interest," respectively, and that Base Monthly Rent is payable in accordance with the column entitled " Payment" set forth on Exhibit B-2.

         1.08 Security Deposit: ONE HUNDRED FORTY THOUSAND DOLLARS ($140,000) in lawful money of the United States of America. The Security Deposit shall be held and disbursed pursuant to the provisions of Section 6.01 below.

         1.09 Proportionate Share: Tenant's Proportionate Share is ONE HUNDRED PERCENT (100%) based upon the total square footage of the Building and the total square footage of the Premises.

         1.10 Index: [INTENTIONALLY DELETED]

         1.11 Parking: Tenant is entitled to all vehicle parking spaces located within the Project subject to the provisions of Section 8.01 of the Lease.

         1.12 Tenant Improvements: During the Lease Term, Landlord will be under no obligation to alter, change, decorate or improve the Premises.

2.       DEMISE AND POSSESSION

         2.01 Landlord leases to Tenant and Tenant leases from Landlord the Premises. By entering the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to the provisions of this Section 2.01. Landlord represents and warrants to Tenant that, as of the Lease Commencement Date, (1) the Premises shall be dusted, vacuumed, and reasonably cleaned for occupancy; the irrigation system servicing the Premises shall be in good working order; the exterior and interior windows shall be cleaned; one of the skylights above the stairs shall be repaired; a hole in the drywall shall be repaired; and the hardwood decks shall be weatherproofed; and (2) to Landlord's, "knowledge," (i) the improvements on the Premises comply with all applicable laws, building codes, ordinances and regulations in effect when such improvements were constructed; (ii) the

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electrical, plumbing, fire sprinkler, lighting, HVAC systems, dock doors, and structural integrity of the roof, walls, foundation shall be in good operating condition and free of material defects, and (iii) the Project is in compliance with all Environmental Laws (as hereinafter defined). For purposes of this Lease, the term "knowledge" shall mean the actual knowledge of John A. Dermody and David E. Ligon on the Lease Commencement Date, without the imputation of any constructive knowledge. John A. Dermody and David E. Ligon are primarily responsible for property acquisitions by Landlord. Tenant agrees to notify Landlord not later than six (6) months after the Lease Commencement Date of any items which need correction under the foregoing warranty, and after such notice, Landlord agrees to exercise its commercially reasonably efforts to correct the same as promptly as reasonably possible. The foregoing warranty shall expire six
(6) months from the Lease Commencement Date. Landlord shall give prompt written notice to Tenant upon learning of any fact, occurrence, or other basis which causes or could reasonably be expected to cause a breach of any of the representations and warranties specified in this Section 2.01 above. Landlord acknowledges that Tenant has agreed with LMC to occupy the Premises for a term ending on the Lease Commencement Date. As a result, Tenant acknowledges and agrees that it will have had possession and occupancy of the Premises prior to the Lease Commencement Date and the reasonable opportunity to investigate the same. Except as expressly set forth in this Section 2.01, nothing contained in this Lease, including any Exhibits hereto, shall be interpreted or is intended in any way as a representation or warranty by Landlord as to the quantity, quality, or fitness of the Premises, including, without limitation, a fitness for any particular purpose, each of which is expressly disclaimed by Landlord hereunder. Tenant acknowledges and agrees that, except as expressly set forth in this Section 2.01, (1) Landlord is not making and has not made at any time any warranties or representations of any kind or character, express or implied with respect to the Premises or Project, including, but not limited to, any warranties or representations as to habitability, merchantability, or fitness for a particular purpose, and (2) Tenant is occupying the Premises "as is, where is, with all faults," and (3) Tenant has reviewed and approved the status of title to the Project, and Tenant has not relied on and will not rely on, and Landlord is not liable for or bound by any express or implied warranties, guarantees, statements, representations, or information pertaining to the Project or Premises or relating thereto made or furnished by Landlord or any of its representatives, or any real estate broker or agent representing or purporting to represent Landlord, to whomever made or given, directly or indirectly, orally or in writing, unless specifically set forth in this Lease. Without limiting the foregoing, Tenant specifically acknowledges and agrees that the land included in the Project includes only Assessor's Parcel No. 160-240-05 (comprising approximately 5.72 acres of land) and specifically does not include the parcel of land described as Assessor's Parcel No. 160-290-05 which is owned by South Meadows and contains existing volleyball courts, landscaping, horseshoe pit, and other related facilities.

         2.02 [INTENTIONALLY DELETED]

3.       BASE MONTHLY RENT

         3.01 Base Monthly Rent: On the first day of every calendar month of the Lease Term commencing on the one month anniversary of the Lease Commencement Date (January 1, 2000 assuming a December 1, 1999 Lease Commencement Date for purposes of illustration only), Tenant will pay, without deduction or offset, prior notice or demand, Base Monthly Rent as set forth in Section 1.07 and 41.02

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at the place designated by Landlord. However, the second month's Base Monthly
Rent and Security Deposit are due and payable upon execution of this Lease. In the event that the Lease Term commences or ends on a day other than the first day of a calendar month, a prorated amount of Base Monthly Rent shall be due on the first day of the second month following the Lease Commencement Date and/or the final partial month of the Lease Term, as applicable, and each will be calculated using a thirty (30) day month. Both parties agree to complete and execute a Commencement Date Certificate in the form of Exhibit E attached hereto within ten (10) days of the Lease Commencement Date.

         3.02 [INTENTIONALLY DELETED]

         3.03 Any installment of rent or any other charge payable which is not paid within ten (10) days after it becomes due will be considered past due and Tenant will pay to Landlord as Additional Rent a late charge equal to twelve percent (12%) per annum of such installment for each month or fractional month transpiring from the date due until paid. A twenty-five dollar ($25.00) handling charge will be paid by Tenant to Landlord for each returned check and, thereafter, Tenant will pay all future payments of rent or other charges due by money order or cashier's check. In the event a late charge is assessed for three
(3) consecutive rental periods, whether or not it is collected, the rent shall without further notice become due and payable quarterly in advance notwithstanding any provision of this Lease to the contrary. If Tenant shall be served with a demand for the payment of past due rent, any payments tendered thereafter to cure any default by Tenant shall be made only by cashier's check.

         3.04 [INTENTIONALLY DELETED]

4.       COMMON AREAS

         4.01 Definitions: "Common Areas": "Common Area" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord for the non-exclusive use of Landlord and Tenant and their respective employees, agents, customers and invitees. Common Areas include, but are not limited to: all parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, corridors, landscaped areas and any restrooms.

         4.02 Subject to the provisions of Section 8.01 below, Tenant, its employees, agents, customers and invitees have the non-exclusive right (in common with Landlord) to use of the Common Areas. Tenant agrees to abide by and conform to, and to cause its employees, agents, customers and invitees to abide by and conform to all rules and regulations established by Landlord subject to provisions of Section 24.

         4.03 Landlord has the right, in its sole discretion, from time to time, to: (1) as required in the case of emergency, by governmental or administrative authority or under any law, rule, or regulation to make changes to the Common Areas, including without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors parking areas and walkways; (2)

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close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (3) as required in the case of emergency, by governmental or administrative authority or under any law, rule, or regulation to add additional buildings and improvements to the Common Areas; (4) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (5) do and perform any other acts or make any other changes in, to or with respect to the Common Areas and Project as Landlord may, be required in the case of emergency, by governmental or administrative authority, or under any law, rule, or regulation.

5.       ADDITIONAL RENT

         5.01 All charges payable by Tenant other than Base Monthly Rent are called "Additional Rent". Unless this Lease provides otherwise, Additional Rent is to be paid with the next monthly installment of Base Monthly Rent and is subject to the provisions of Section 3.03. The term "rent" whenever used in this Lease means Base Monthly Rent and Additional Rent.

         5.02 Operating Costs

         A. "Operating Costs" are all costs and expenses of ownership, operation, maintenance, management, repair and insurance incurred by Landlord for the Project including, but not limited to the following: all supplies, materials, labor and equipment, used in or related to the operation and maintenance of the Common Areas; all utilities, including but not limited to: water, electricity, gas, heating, lighting, sewer, waste disposal related to the maintenance or operation of the Common Areas; all air-conditioning and ventilating costs related to the maintenance or operation of the Project; all Landlord's costs in managing, maintaining, repairing, operating and insuring the Project, including, for example, clerical, supervisory, and janitorial staff; all maintenance, management and service agreements, including but not limited to, janitorial, security, trash removal related to the maintenance or operation of the Project; all legal and accounting costs and fees for licenses and permits related to the ownership and operation of the Project; all insurance premiums and costs of fire, casualty, and liability coverage, rent abatement and earthquake insurance and any other type of insurance related to the Project, including any deductible for a loss attributable to the Premises; all operation, maintenance and repair costs to the Common Areas, including but not limited to, sidewalks, walkways, parkways, parking areas, loading and unloading areas, trash areas, roadways, driveways, corridors, and landscaped area, including for example, costs of resurfacing and restriping parking areas; all maintenance and repair costs of building exteriors (including painting, asphalt repair and replacement and roof maintenance, repair and replacement), restrooms used in common by Landlord and Tenant and signs and directories of the Project; amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (which amortization shall be over the life of the improvement); a reasonable reserve for repairs and replacement; a five percent (5%) fee for Landlord's supervision of the Common Areas (five percent (5%) of the total above mentioned costs and expenses incurred in a calendar year). Operating Costs will not include depreciation of the Project.

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         B. Tenant shall pay to Landlord Tenant's Proportionate Share of the
Operating Costs as indicated in Section 1.09. Such payment shall be paid by Tenant with and in addition to the monthly payment of Base Monthly Rent.

         C. Failure by Landlord to provide Tenant with a statement by April 1st of each year shall not constitute a waiver by Landlord of its right to collect Tenant's share of Operating Costs for a particular calendar year; Landlord's right to charge Tenant for such expenses in subsequent years is not waived.

         D. Subject to the provisions of this paragraph 5.02D, Tenant shall have the right to inspect and audit Landlord's records with respect to Operating Costs during normal business hours at Landlord's business premises upon reasonable notice and in a reasonable manner, at Tenant's sole cost and expense, but not more frequently than annually. Tenant's audit rights shall be limited to Operating Costs for which Landlord received an invoice within the twelve (12) month period immediately prior to the date of such audit.

         5.03 Taxes

         A. "Real Project Taxes" are: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Project; (ii) any tax or fee on Landlord's right to receive, or the receipt of, rent or income from the Project or against Landlord's business of leasing the Project, (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Project by any governmental agency; (iv) any tax based upon a re-assessment of the Project due to a change in ownership or transfer of all of part or Landlord's interest in the Project; (v) any charge or fee replacing, substituting for, or in addition to any tax previously included within the definition of real property tax; and (vi) the Landlord's cost of any tax protest relating to any of the above. Real Project Taxes do not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes, or penalties assessed against Landlord, unless such penalties are caused by a default by Tenant under this Lease.

         B. Tenant shall pay to Landlord Tenant's Proportionate Share of the Real Project Taxes as indicated in Section 1.09. Such payment shall be paid by Tenant quarterly upon being invoiced for such taxes in addition to the monthly payment of Base Monthly Rent.

         C. Personal Property Taxes: Tenant will pay all taxes charged against trade fixtures, furnishing, equipment or any other personal property belonging to Tenant. Tenant will have personal property taxes billed separately from the Project. If any of Tenant's personal property is taxed with the Project, Tenant will pay Landlord the taxes for the personal property upon demand by Landlord.

         5.04 Based on Tenant's Proportionate Share defined in Section 1.09, Tenant agrees to pay as Additional Rent to Landlord its share of any parking charges, utility surcharges, water service payments, PUD and CC&R assessments and dues, occupancy taxes, subject to the provisions of Section 7.02 below, any other costs resulting from the statutes or regulations, or interpretations thereof, enacted by any governmental authority in connection with the use or occupancy of the Project or the parking facilities serving the Project, or any

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part thereof, and all other costs resulting from any requirements or restrictions affecting the Project.

         5.05 [INTENTIONALLY DELETED]

6.       SECURITY DEPOSIT

         6.01 If Tenant defaults with respect to any provision of this Lease, Landlord may retain, use or apply all or any part of the Security Deposit to compensate Landlord for any loss or damage suffered by Tenant's default including but not limited to, the payment of Base Monthly Rent, Additional Rent or other rental sums due, and for payment of amounts Landlord is obligated to spend by reason of Tenant's default. If any portion is so retained, used or applied, Tenant, upon demand, will deposit with Landlord an amount sufficient to restore the deposit to its original amount, as adjusted pursuant to this Section
6.01. Landlord will not be required to keep the Security Deposit separate from its general funds, and except as specifically provided in this Section 6.01, Tenant will not be entitled to interest on it. If as of the Fifth (5th) anniversary of the Lease Commencement Date, (i) Tenant has fully and faithfully performed every provision of this Lease, (ii) no event of default under this Lease has occurred which remains uncured, (iii) there exists no facts or circumstances which, with the provision of notice or the passage of time, or both, would constitute an event of default under this Lease, and (iv) Landlord approves Tenant's financial condition in Landlord's reasonable discretion in accordance with the following provisions, Seventy Thousand Dollars ($70,000) of the Security Deposit together with accrued interest thereon as provided below, will be returned to Tenant. Landlord's approval of Tenant's financial condition shall be based upon Tenant's financial capability to satisfy its obligations under the Lease as compared to the financial condition of other tenants of Landlord under comparable lease agreements, in Landlord's reasonable discretion. In the event each of the foregoing conditions are satisfied on the 5th anniversary of the Lease Commencement Date, then Tenant shall also be paid interest on the Seventy Thousand Dollar ($70,000) portion of the Security Deposit to be refunded, which shall accrue at the rate of four percent (4%) per annum, compounded semi-annually. In the event any of the foregoing conditions are not satisfied on the 5th anniversary of the Lease Commencement Date as specified above, then Landlord shall retain such portion of the Security Deposit together with interest as set forth above, which was to be returned or paid to Tenant subject to the provisions of this Section 6.01. If Tenant fails to satisfy any of the foregoing conditions as of the Fifth (5th) anniversary of the Lease Commencement Date, Tenant's compliance with the foregoing conditions shall be reevaluated again on the Tenth (10th) anniversary of the Lease Commencement Date, and, in the event each of the foregoing conditions are satisfied on the Tenth (10th) anniversary of the Lease Commencement Date, then Tenant shall be refunded Seventy Thousand Dollars ($70,000) of the Security Deposit, together with interest thereon accruing as provided above. In the event any of the foregoing conditions are also not satisfied on the Tenth (10th) anniversary of the Lease Commencement Date as specified above, then Landlord shall retain such portion of the Security Deposit together with interest as set forth above, which was to be returned or paid to Tenant subject to the provisions of this Section
6.01. Any remaining balance of the Security Deposit held by Landlord will be returned to Tenant within thirty (30) days after expiration of the Lease Term, including any Extension Term(s), subject to application as provided in this
Section 6.01 above. In no event will Tenant have the right to apply any part of the Security Deposit to any rents payable under this Lease.

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7.       USE OF PREMISES:  QUIET CONDUCT; COMPLIANCE

         7.01 The Premises may be used and occupied only for Tenant's Permitted Use as shown in Section 1.05 and for no other purpose, without obtaining Landlord's prior written consent. Landlord shall not unreasonably withhold or delay its consent to any written request for modification of the Permitted Use, so long as the same will not impair or adversely affect the structural integrity of the improvements included in the Premises, and the mechanical, electrical, fire sprinkler, structural, or other systems therein, or the exterior appearance of the Building and other improvements included in the Project, and so long as such modified Permitted Use otherwise complies with all governmental and administrative requirements, all laws, rules, and regulations then in effect, and the terms and conditions of this Lease. Tenant will comply with all laws, ordinances, orders and regulations affecting the Premises. Tenant will not perform any act or carry on any practices that injure the Project or the Premises or be a nuisance or menace, or disturb the quiet enjoyment of other lessees in the Project including but not limited to equipment which causes vibration, use or storage of chemicals, except in full compliance with all governmental and administrative requirements, and all laws, rules, codes, and regulations, or heat or noise which is not properly insulated. Tenant will not cause, maintain or permit any outside storage on or about the Premises. In addition, Tenant will not allow any condition or thing to remain on or about the Premises which diminishes the appearance or aesthetic qualities of the Premises and/or the Project or the surrounding property.

         7.02 Compliance.

         A. Tenant acknowledges and agrees that Tenant is occupying the Premises "as is, where is, and with all faults," pursuant to and except as expressly set forth in, Section 2.01 above. In the event any applicable law, covenant or restriction of record, building code, regulation or ordinance (individually, an "Applicable Requirement" and collectively, "Applicable Requirements") require during the Lease Term the construction of an addition to or an alteration of the Project, or the reinforcement or other physical modification of the Building or other portion of the Project ("Capital Expenditure"), Landlord and Tenant shall allocate the cost of such work as follows.

         B. If such Capital Expenditure is required (1) as a result of the specific use of the Premises by Tenant as compared with uses by tenants in general, or (2) for any other reason prior to the date two (2) years prior to the expiration of the Initial Lease Term, Tenant shall be fully responsible for the cost thereof. Notwithstanding the above, the full cost of any Capital Expenditures which are triggered by Tenant as a result of an actual or proposed change in use, change in intensity or use, or modification, addition, or alteration to the Premises shall be the full responsibility of Tenant.

         C. If such Capital Expenditure (1) is not the result of the specific use of the Premises by Tenant or any other matter identified in the last sentence of paragraph 7.02B above (such as governmentally mandated seismic modifications), or (2) such Capital Expenditure is required on or after the date two (2) years prior to the expiration of the Initial Lease Term for any other reason not identified in clause (1) of this paragraph 7.02C., Landlord and Tenant shall allocate the obligation to pay for such costs pursuant to the provisions of this Paragraph 7.02C; provided, however, that if Landlord

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reasonably determines that it is not economically feasible to pay its share thereof, Landlord shall have the option to terminate this Lease upon ninety (90) days prior written notice to Tenant unless Tenant notifies Landlord, in writing, within ten (10) days after receipt of Landlord's termination notice that Tenant will pay for such Capital Expenditure. If Landlord does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Tenant may advance such funds and deduct same, with interest, from Base Monthly Rent until Landlord's share of such costs has been fully paid. If Tenant is unable to finance Landlord's share, or if the balance of the Base Monthly Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Tenant on an offset basis, Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord. Such termination date shall, however, in no event be earlier than the last day that Tenant could legally use the Premises without commencing such Capital Expenditure. The cost of any Capital Expenditure required under this Paragraph 7.02C shall be considered an Operating Cost covered by Paragraph 5.02A above. If the Premies or the systems of the Premises cannot be repaired other than at a cost which is in excess of Fifty Percent (50%) of the cost of replacing them, then the cost thereof shall be amortized over the useful life of the improvement pursuant to Paragraph 5.02A above, and Tenant shall only be obligated to pay, each month during the remainder of the Lease Term (including any Extension Term(s)), on the date on which Base Monthly Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Landlord's accountants), with Tenant reserving the right to prepay its obligation at any time.

         7.03 As used in this Lease, the term "Hazardous Waste" means:

         A. Those substances defined as "hazardous substances", "hazardous materials", "toxic substances", "regulated substances", or "solid waste" in the Toxic Substance Control Act, 15 U.S.C.ss. 2601 ET. SEQ., as now existing or hereafter amended ("TSCA"), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.ss. 9601 ET. SEQ., as now existing or hereafter amended ("CERCLA"), the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET. SEQ., as now existing or hereafter amended ("RCRA"), the Federal Hazardous Substances Act, 15 U.S.C.ss. 1261 ET. SEQ., as now existing or hereafter amended ("FHSA"), the Occupational Safety and Health Act of 1970, 29 U.S.C.ss.651 ET. SEQ., as now existing or hereafter amended ("OSHA"), the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 ET. SEQ., as now existing or hereafter amended ("HMTA"), and the rules and regulations now in effect or promulgated hereafter pursuant to each law referenced above;

         B. Those substances defined as "hazardous waste", "hazardous material", or "regulated substances" in Nev. Rev. Stat. ch 459, 1989 Nev. Stat. ch. 598 and 1989 Nev. Stat. ch 363, or in the regulations now existing or hereafter promulgated pursuant thereto or in the Uniform Fire Code, 1988 edition;

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

         C. Those substances listed in the United States Department of Transportation table (49 CFRss.172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

         D. Such other substances, mixtures, materials and waste which are regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations (all laws, rules and regulations referenced in paragraphs (a), (b), (c) and (d) are collectively referred to as "Environmental Laws").

         7.04 Tenant's Covenants. Tenant does not intend to and Tenant will not, nor will Tenant allow any other person (including partnerships, corporations and joint ventures), during the term of this Lease to manufacture, process, store, distribute, use, discharge or dispose of any Hazardous Waste in, under or on the Project, the Common Areas, or any property adjacent thereto. Notwithstanding the foregoing, Tenant may use any ordinary and customary materials reasonably required to be used in the normal course of its Permitted Use (such as the storage of batteries and the use of small amounts of cleaning solvents), so long as such use is in full compliance with all governmental and administrative requirements, and all laws, rules, codes, regulations, including, without limitation, all Environmental Laws, and does not expose the Project or any neighboring property to any risk of contamination or damage or expose the Landlord to any liability therefor.

         A. Tenant shall notify Landlord promptly in the event of any spill or release of Hazardous Waste into, on, or onto the Project regardless of the source of spill or release, whenever Tenant knows or suspects that such a release occurred.

         B. Tenant will comply with all Environmental Laws in operations at or near the Project which could lead to the imposition on the Tenant or the Landlord of liability or the creation of a lien on the Project, under the Environmental Laws.

         C. Tenant shall, upon twenty-four (24) hour prior notice by Landlord and during normal working hours (except in the case of emergency), permit Landlord or Landlord's agent access to the Project to conduct an environmental site assessment with respect to the Project.

         7.05 Indemnity. Tenant for itself and its successors and assigns undertakes to protect, indemnify, save and defend Landlord, its agents, employees, directors, officers, shareholders, affiliates, consultants, independent contractors, successors and assigns (collectively the "Indemnitees") harmless from any and all liability, loss, damage and expense, including reasonable attorneys' fees, claims, suits and judgments that Landlord or any other Indemnitee, whether as Landlord or otherwise, may suffer as a result of, or with respect to:

         A. The violation by Tenant or Tenant's agents, employees, invitees, licensees or contractors of any Environmental Law, including the assertion of any lien thereunder and any suit brought or judgment rendered regardless of whether the action was commenced by a citizen (as authorized under the Environmental Laws) or by a government agency;

         B. To the extent caused, directly or indirectly by Tenant or Tenant's agents, employees, invitees, licensees or contractors, any spill or release of or the presence of any Hazardous Waste affecting the Project whether or not the same originates or emanates from the Project or any contiguous real estate, including any loss of value of the Project as a result of a spill or release of or the presence of any Hazardous Waste;

         C. To the extent caused, directly or indirectly by Tenant or Tenant's agents, employees, invitees, licensees or contractors, any other matter affecting the Project within the jurisdiction of the United States Environmental Protection Agency, the Nevada State Environmental Commission, the Nevada Department of Conservation and Natural Resources, or the Nevada Department of Commerce, including costs of investigations, remedial action, or other response costs whether such costs are incurred by the United States Government, the State of Nevada, or any Indemnitee;

         D. To the extent caused, directly or indirectly by Tenant or Tenant's agents, employees, invitees, licensees or contractors, liability for clean-up costs, fines, damages or penalties incurred pursuant to the provisions of any applicable Environmental Law; and

         E. To the extent caused, directly or indirectly by Tenant or Tenant's agents, employees, invitees, licensees or contractors, liability for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying of an abnormally dangerous activity, and response costs.

         7.06 Remedial Acts. In the event of any spill or release of or the presence of any Hazardous Waste affecting the Project, caused by Tenant, its employees, agents, invitees, licensees, or contractors, whether or not the same originates or emanates from the Project or any contiguous real estate, and/or if Tenant shall fail to comply with any of the requirements of any Environmental Law, Landlord may, without notice to Tenant, at its election, but without obligation so to do, gives such notices and/or cause such work to be performed at the Project and/or take any and all other actions as Landlord shall deem necessary or advisable in order to remedy said spill or release of Hazardous Waste or cure said failure of compliance and any amounts paid as a result thereof, together with interest at the rate equal to the product of twelve percent (12%) per annum of such installment for each month or fractional month transpiring from the date due until paid.

         7.07 Settlement. Landlord upon giving Tenant thirty (30) days prior notice (or such shorter period as may be required by governmental, court or administrative order or requirement, or any law, rule, or regulation) shall have the right in good faith to pay, settle or compromise, or litigate any claim, demand, loss, liability, cost, charge, suit, order, judgment or adjudication under the belief that Tenant is liable therefor, whether liable or not, without the consent or approval of Tenant unless Tenant within said period shall protest in writing and simultaneously with such protest deposit with Landlord collateral satisfactory to Landlord sufficient to pay and satisfy any penalty and/or interest which may accrue as a result of such protest and any judgment or judgments as may result, together with attorney's fees and expenses, including, but not limited to, environmental consultants.

8.       PARKING

         8.01 Tenant and Tenant's customers, suppliers, employees, and invitees have the exclusive right to park in the parking facilities located on the Project. Tenant agrees to reasonably cooperate with Landlord in the use of the parking facilities. To the extent required by governmental or administrative authority, by law, rule, code or regulation or by emergency, Landlord reserves the right to make changes in the parking from time to time. Tenant acknowledges and agrees that Landlord shall be under no obligation to enforce Tenant's exclusive parking rights as set forth in this Section 8.01.

9.       UTILITIES

         9.01 Tenant will be responsible for and shall pay for all water, gas, heat, light, power, sewer, electricity, or other services metered, chargeable to or provided to the Premises separate from and in addition to the costs outlined in Section 5.02 dealing with the utility costs for Common Area Maintenance. Tenant agrees to cause such billings to be transferred to Tenant's name as of the Lease Commencement Date.

         9.02 Landlord will not be liable or deemed in default to Tenant nor will there be any abatement of rent for any interruption or reduction of utilities or services not caused by any act of Landlord or any act reasonably beyond Landlord's control. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of enacted laws or ordinances.

         9.03 Tenant will contract and pay for all telephone and such other services for the Premises subject to the provisions of 10.03.

10.      ALTERATIONS, MECHANIC'S LIENS

         10.01 Tenant will not make any alterations to the Premises without Landlord's prior written consent. Landlord's consent shall be contingent upon Tenant providing Landlord with the following items or information, all subject to Landlord's reasonable and prompt approval: (i) Tenant's contractor, (ii) certificates of insurance by Tenant's contractor for commercial general liability insurance with limits not less than $2,000,000 General Aggregate,$1,000,000 Products/Complete Operations Aggregate,$1,000,000 Personal & Advertising Injury, $1,000,000 Each Occurrence, $50,000 Fire Damage, $5,000 Medical Expense, $1,000,000 Auto Liability (Combined Single Limit, including Hired/Non-Owned Auto Liability), Workers Compensation, including Employer's Liability, as required by state statute endorsed to show Landlord as an additional insured and for worker's compensation as required and (iii) detailed plans and specifications for such work. Tenant agrees that it will have its contractor execute a waiver of mechanic's lien upon payment for work and that Tenant will remove any mechanic's lien placed against the Project within twenty
(20) days of receipt of notice of lien by bonding pursuant to Section 108.2413 of the NRS or otherwise. In addition, before alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the alterations begin, Tenant will diligently and continuously pursue their completion. At Landlord's option, any alterations may become part of the realty and belong to Landlord. If requested by Landlord, Tenant will pay, prior to the commencement of the construction, an amount determined by Landlord necessary to cover the costs of demolishing such alterations and/or the cost of returning the Premises to its condition prior to such alterations. As a further condition to giving such consent, Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such alterations, to ensure Landlord against any liability for mechanic's and materialmen's liens and to ensure completion of work. Tenant, at Landlord's option, shall at Tenant's expense remove all alterations and repair all damage to the Premises.

         10.02 Notwithstanding anything in Section 10.01 to the contrary, Tenant may, with written consent of Landlord, which consent shall not be unreasonably withheld or delayed, install trade fixtures, equipment, and machinery in conformance with the ordinances of the applicable city and county, and they may be removed upon termination of its Lease provided the Premises are not damaged by their removal.

         10.03 Any private telephone systems and/or other related telecommunications equipment and lines must be installed within Tenant's Premises and, upon termination of this Lease removed and the Premises restored to the same condition as before such installation.

         10.04 Tenant will pay all costs for alterations and will keep the Premises, the Project and the underlying property free from any liens arising out of work performed for, materials furnished to or obligation incurred by Tenant.

         10.05 Landlord will have the right to alter any public areas in and around the Project as may be required by governmental or administrative authority or by law, rule, code or regulation. Notwithstanding anything which may be contained in this Lease, Tenant understands this right of Landlord and agrees that such construction will not be deemed to constitute a breach of this Lease by Landlord and Tenant waives any such claim which it might have arising from such construction.

11.      FIRE INSURANCE: HAZARDS AND LIABILITY INSURANCE

         11.01 Except as expressly provided as Tenant's Permitted Use, or as otherwise consented to by Landlord in writing, Tenant shall not do or permit anything to be done within or about the Premises which will increase the existing rate of insurance on the Project and shall, at its sole cost and expense, comply with any requirements, pertaining to the Premises, of any insurance organization insuring the Project and Project-related apparatus. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant's Permitted Use or other use consented to by Landlord which increases Landlord's premiums or requires extended coverage by Landlord to insure the Premises.

         11.02 Tenant, at all times during the term of this Lease and at Tenant's sole expense, will maintain a policy of standard fire and extended coverage insurance with "all risk" coverage on all Tenant's improvements and alterations in or about the Premises and on all personal property and equipment to the extent of at least ninety percent (90%) of their full replacement value. The proceeds from this policy will be used by Tenant for the replacement of personal property and equipment and the restoration of Tenant's improvements and/or alterations. This policy will contain an express waiver, in favor of Landlord, of any right of subrogation by the insurer.

         11.03 Tenant, at all times during the term on this Lease and at Tenant's sole expense, will maintain a policy of commercial general liability coverage with limits of not less than $2,000,000 combined single limit for bodily injury and property damage insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises.

         11.04 All insurance will name Landlord and/or Landlord's designated partners and affiliates as an additional insured and will include an express waiver of subrogation by the insurer in favor of Landlord and Tenant and will release Landlord from any claims for damage to any person, to the Premises, and to the Project, and to Tenant's personal property, equipment, improvements and alterations in or on the Premises of the Project, caused by or resulting from risks which are to be insured against by Tenant under this Lease. All insurance required to be provided by Tenant under this Lease will (a) be issued by an insurance company authorized to do business in the state in which the Premises are located and which has and maintains a rating of A/X in the Best's Insurance Reports or the equivalent, (b) be primary and noncontributing with any insurance carried by Landlord, and (c) contain an endorsement requiring at least thirty
(30) days prior written notice of cancellation to Landlord before cancellation or change in coverage, scope or limit of any policy. Tenant will deliver a certificate of insurance or a copy of the policy to Landlord within thirty (30) days of execution of this Lease and will provide evidence of renewed insurance coverage at each anniversary, and prior to the expiration of any current policies; however, in no event will Tenant be allowed to occupy the Premises before providing adequate and acceptable proof of insurance as stated above. Tenant's failure to provide evidence of this coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease.

12.      INDEMNIFICATION AND WAIVER OF CLAIMS

         12.01 Tenant waives all claims against Landlord for damage to any property in or about the Premises and for injury to any persons, including death resulting therefrom, regardless of cause or time of occurrence, except for damage caused by Landlord's employees', agents', visitors' or licensees' gross negligence or intentional misconduct. Tenant will defend, indemnify and hold Landlord harmless from and against any and all claims, actions, proceedings, expenses, damages and liabilities, including attorney's fees, arising out of, connected with, or resulting from any use of the Premises by Tenant, its employees, agents, visitors or licensees, including, without limitation, any failure of Tenant to comply fully with all of the terms and conditions of this Lease except for any damage or injury which is the direct result of the gross negligence or intentional misconduct by Landlord, its employees, agents, visitors or licensees.

13.      REPAIRS

         13.01 Tenant shall, at its sole expense, keep and maintain the Project and every part thereof (except such items as Landlord agrees to repair as provided in Section 13.05 below), including interior and exterior windows, skylights, doors, plate glass, any store fronts, the roof, parking area, landscaping, building exterior, and the interior of the Premises, in good and sanitary order, condition and repair. Tenant will, also, at its sole cost keep and maintain all utilities, fixtures, plumbing and mechanical equipment used by Tenant in good order and repair and furnish all expendables (light bulbs, paper goods, soaps, etc.) used in the Premises. The standard for comparison and need of repair will be the condition of the Premises at the time of commencement of this Lease and all repairs will be made by a licensed and bonded contractor approved by Landlord.

         13.02 Tenant will not make repairs to the Premises at the cost of Landlord whether by deductions of rent or otherwise, or vacate the Premises or terminate the Lease if repairs are not made. If during the Lease Term, any alteration, addition or change to the Premises is required by legal authorities, subject to the provisions of Section 7.02 above, Tenant, at its sole expense, shall promptly make the same. Landlord reserves the right to make any such repairs not made or maintained in good condition by Tenant and Tenant shall reimburse Landlord for all such costs upon demand.

         13.03 If repairs deemed necessary by Landlord or any government authority are not made by Tenant within the prescribed time frame as provided in writing, Tenant shall be in default of this Lease.

         13.04 Tenant shall, at its own expense, within thirty (30) days of the Lease Commencement Date, contract with a vendor acceptable to Landlord for the maintenance service of the HVAC which will be furnished to the Landlord upon request. If Tenant fails to obtain and maintain such a maintenance service contract Landlord shall have the right to obtain such a maintenance service contract at the expense of Tenant.

         13.05 Landlord shall keep and maintain the structural soundness of the roof, foundations, and exterior walls of the Premises in good repair, except that Landlord shall not be responsible for any repairs or maintenance provided herein caused by Tenant's misuse of the Project, Tenant's or Tenant's agents', employees', invitees', licensees', or contractors' negligence or intentional misconduct not covered by insurance maintained by Landlord on the Project, or the failure of Tenant to perform or observe any conditions or agreements contained in this Lease. Landlord shall not be required to commence any repairs and shall not have any liability or responsibility therefor, except upon notice of the need therefor from Tenant and a reasonable opportunity to complete the same. All repair costs by Landlord under this Section 13.05 shall be considered part of the Operating Costs of the Project as specified in paragraph 5.02A above. Landlord agrees to exercise commercially reasonable efforts to conduct such repairs as promptly as possible after receiving notice from Tenant in a manner which will not unreasonably and materially interfere with Tenant's occupancy of, or the conduct of Tenant's business from, the Premises.

         13.06 In the event Landlord or Tenant (the "Determining Party") has determined that the other party (the "Maintaining Party") has not made the repairs or complied with their maintenance obligations specified in Sections
13.02 and 13.05, respectively, the Determining Party shall thereafter notify the Maintaining Party in writing. If the Maintaining Party disagrees with the Determining Party's determination, Landlord and Tenant agree to negotiate in good faith in an attempt to resolve the dispute. In the event Landlord and Tenant have not resolved the dispute within thirty (30) days after the Maintaining Party's receipt of the Determining Party's notice, then either party may submit the dispute to binding arbitration. The dispute shall be resolved by a sole arbitrator, whose decision shall be final and binding on the parties. The parties shall select the arbitrator by mutual agreement or, if the parties fail to agree upon an arbitrator within ten (10) days from the date of the election to arbitrate, the arbitrator shall be selected by the American Arbitration Association. The Commercial Arbitration Rules of the American Arbitration Association shall govern the arbitration, including selection of the arbitrator if the parties cannot agree upon the arbitrator. The parties shall each bear their own costs associated with the arbitration and shall share equally the cost of the arbitrator. In the event that either party fails to comply with the terms of the arbitrator's final decision, either party may petition a court of competent jurisdiction to enter a judgment upon the arbitrator's final decision. The arbitration shall be held in Reno, Nevada. Nothing in this Section 13.06 shall be construed to preclude any party from seeking injunctive relief or exercising any of its other rights and remedies pursuant to this Lease.

14.      AUCTIONS, SIGNS, AND LANDSCAPING

         14.01 Tenant will not conduct or permit to be conducted any sale by auction on the Premises. All landscaping and the placement, size, and quality of signs shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Tenant will not make alterations or additions to the landscaping and will not place any signs nor allow the placement of any signs, which are visible from the outside, on or about any building of the Project, nor in any landscape area, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

15.      ENTRY BY LANDLORD

         15.01 Tenant will permit Landlord and Landlord's agents to enter the Premises at all reasonable times and upon reasonable notice (except in the case of emergency or as may be required by law, rule, or regulation, or court, administrative, or governmental order or requirement for which no notice is required) for the purpose of inspecting the same, or for the purpose of maintaining the Project, or for the purpose of making repairs, alterations or additions to any portion of the Project, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of nonresponsibility for alterations, additions or repairs , or for the purpose of showing the Premises to prospective tenants during the last six months of the Lease Term, or placing upon the Project any usual or ordinary "for sale" signs, without any rebate of rents and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Tenant will permit Landlord at any time within sixty (60) days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary "to let" or "to lease" signs. Tenant will not install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord, which will not be unreasonably withheld. If Landlord gives its consent, such work shall be undertaken by a locksmith approved by Landlord, at Tenant's sole cost.

16.      ABANDONMENT

         16.01 Tenant will not vacate or abandon the Premises, which shall be deemed to occur any time during the Lease Term if Tenant does not conduct business for a period of fifteen (15) consecutive days and/or leaves the Premises unoccupied for any period of time. If Tenant abandons, vacates or surrenders the Premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Tenant left in or about the Premises will, at the option of Landlord be deemed abandoned and may be disposed of by Landlord in the manner provided for by the laws of the state in which the Premises are located.

17.      DESTRUCTION

         17.01 In the case of total destruction of the Premises, or any portion of the Premises substantially interfering with Tenant's use thereof, whether by fire or other casualty, not caused by the fault or negligence of Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees, this Lease shall terminate except as herein provided. If Landlord notifies Tenant in writing within forty-five (45) days of such destruction of Landlord's election to repair said damage, and if Landlord proceeds to and does repair such damage with reasonable dispatch not to exceed two hundred forty (240) days, this Lease shall not terminate, but shall continue in full force and effect, except that Tenant shall be entitled to a reduction in the minimum rent in an amount equal to that proportion of the minimum rent which the number of square feet of floor space in the unusable portion bears to the total number of square feet of floor space in the Premises. Said reduction shall be prorated so that the rent shall only be reduced for those days any given area is actually unusable. Landlord agrees to utilize commercially reasonable efforts in connection with such construction so that it does not materially and unreasonably interfere with Tenant's use of the Premises. In the event Landlord has not substantially completed such restoration within the two hundred forty
(240) day time period as provided above, then after expiration of such time period, Tenant may provide Landlord with a notice of its intention to terminate this Lease (a "Termination Notice"). In the event Landlord substantially completes the restoration within thirty (30) days of receipt of the Termination Notice, then this Lease shall not terminate. In the event Landlord does not substantially complete the restoration within such thirty (30) day period, then the Lease shall terminate as of the expiration of such thirty (30) day period. Any such termination shall be effective as of the date of such damage or destruction. In the event Landlord elects to repair the Premises as provided above, Landlord agrees to exercise commercially reasonably efforts to locate temporary premises then owned by Landlord and not subject to lease or negotiation with another prospective tenant of Landlord (the "Temporary Premises"), for Tenant to occupy during such period of repair and reconstruction. During such period of occupancy, Tenant shall be required to pay to Landlord the fair rental value of the Temporary Premises. The foregoing shall not constitute a requirement by Landlord to construct or acquire a building for the Temporary Premises, attempt to cause the early termination of the occupancy rights of any existing tenants, or cease or defer negotiations with prospective tenants. In determining compliance with the time periods specified above, such periods shall be extended for delays caused by labor disputes, civil commotion, war, warlike operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials or services, acts of God and other causes beyond Landlord's control. If this Lease is terminated pursuant to this Section

17 and if Tenant is not in default hereunder, rent shall be prorated as of the date of termination, any security deposited with Landlord shall be returned to Tenant, less any reasonable offsets and all rights and obligations hereunder shall cease and terminate.

         17.02. Notwithstanding the foregoing provisions, in the event the Premises or any portion thereof shall be damaged by fire or other casualty due to the fault or negligence of Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees, then, without prejudice to any other rights and remedies of Landlord, this Lease shall not terminate, the damage shall be repaired at Tenant's cost to the extent not covered by Landlord's insurance maintained on the Project, and there shall be no apportionment or abatement of any rent.

         17.03 [INTENTIONALLY DELETED]

         17.04 The provisions of this Article 17. with respect to Landlord shall be limited to such repair as is necessary to place the Premises in the condition existing as of the date of the damage or destruction (excluding Tenant's trade fixtures, equipment, and other personal property) and when placed in such condition the Premises shall be deemed restored and rendered tenantable promptly following which time Tenant, at Tenant's expense shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.

         17.05 All insurance proceeds payable under any rental insurance and any property insurance applicable to the Project or Premises shall be payable solely to Landlord and Tenant shall have no interest therein. Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease. Except to the extent provided for in this Article 17, neither the rent payable by Tenant nor any of Tenant's other obligations under any provision of this Lease shall be affected by any damage to or destruction of the Premises or any portion thereof by any cause whatsoever.

18.      ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP

         18.01 Except for a Permitted Assignment (as provided in Section 18.08 below) Tenant will not, without Landlord's prior written consent, assign, sell, mortgage, encumber, convey or otherwise transfer all or any part of Tenant's leasehold estate, or permit the Premises to be occupied by anyone other than Tenant and Tenant's employees or sublet the premises or any portion thereof (collectively called "Transfer"). Tenant must supply Landlord with any and all documents deemed necessary by Landlord to evaluate any proposed Transfer at least sixty (60) days in advance of Tenant's proposed Transfer date.

         18.02 Except for a Permitted Assignment (as provided in Section 18.08 below), Landlord need not consent to any Transfer for reasons including, but not limited to, whether or not: (a) in the reasonable judgment of Landlord the transferee is of a character or is engaged in a business which is not in keeping with the standard of Landlord for the Project; (b) in the reasonable judgment of Landlord any purpose for which the transferee intends to use the Premises is not in keeping with the standards of Landlord for the Project; provided in no event may any purpose for which transferee intends to use the Premises be in violation of this Lease; (c) the portion of the Premises subject to the transfer is not regular in shape with appropriate means of entering and exiting, including adherence to any local, county or other governmental codes, or is not otherwise suitable for the normal purposes associated with such a Transfer; or (d) Tenant is in default under this Lease or any other Lease with Landlord.

         18.03 In the event Landlord consents to a Transfer, Tenant will pay Landlord Fifty percent (50%) of the excess, if any, of the rent and other charges reserved in the Transfer over the allocable portion of the rent and other charges hereunder for that portion of the Premises subject to the Transfer. For the purpose of this section, the rent reserved in the Transfer will be deemed to include any lump sum payment or other consideration given to Tenant in consideration for the Transfer. Tenant will pay or cause the transferee to pay to Landlord this additional rent together with the monthly installments of rent due.

         18.04 Any consent to any Transfer which may be given by Landlord, the acceptance of any rent, charges or other consideration by Landlord from Tenant or any third party, or the consummation of any Permitted Assignment will not constitute a waiver by Landlord of the provisions of this Lease or a release of Tenant from the full performance by it of the covenants stated herein; and any consent given by Landlord to any Transfer will not relieve Tenant (or any transferee of Tenant) from the above requirements for obtaining the written consent of Landlord to any subsequent Transfer.

         18.05 If a default under this Lease should occur while the Premises or any part of the Premises are assigned, sublet or otherwise Transferred (including, without limitation, a Permitted Assignment), Landlord, in addition to any other remedies provided for within this Lease or by law, may at its option collect directly from the transferee all rent or other consideration becoming due to Tenant under the Transfer and apply these monies against any sums due to Landlord by Tenant; and Tenant authorizes and directs any transferee to make payments of rent or other consideration direct to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any transferee should be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations in connection with this Lease.

         18.06 If Tenant is a corporation or a partnership, the issuances of any additional stock or equity interest and/or the transfer, assignment or hypothecation of any stock or interest in such corporation or partnership in the aggregate in excess of Twenty-five percent (25%) of such interests, as the same may be constituted as of the date of this lease, whether directly or indirectly, shall be deemed to be a Transfer within the meaning of this Section 18.

         18.07 In the event Tenant requests Landlord's consent to an Assignment, Sub-Let or Transfer of Tenant's interest in the leased Premises, Tenant agrees to pay Landlord all reasonable attorney's fees incurred by Landlord for any legal services for document review of any and all documents deemed necessary by Landlord and Tenant to Assign, Sub-let or Transfer Tenant's interest in the leased Premises.

         18.08 Notwithstanding the foregoing or any other provision of this Lease, Tenant shall be entitled to (1) assign its entire interest in this Lease and the Premises to an Affiliate (as hereinafter defined) of Tenant, and (2) sublease all or any portion of the Premises ("Permitted Assignment"), without the prior written consent of Landlord on the following terms of conditions. For purposes of this Lease, the term "Affiliate" shall mean an entity Controlling, Controlled by, or under common Control (as hereinafter defined) with Tenant. The term "Control" or any derivation thereof shall mean the ownership of a majority of the ownership interest in such entity and the possession, directly or indirectly, of the irrevocable power to direct or cause the direction of the management and policies of such entity, whether through such ownership of voting securities or by contract or otherwise. No Permitted Assignment shall release or otherwise affect Tenant's obligations under this Lease or constitute an express or implied consent to any other assignment, sublease, Transfer, or other Permitted Assignment of all or any part of Tenant's leasehold estate or any interest therein, or the occupation of the Premises by anyone other than Tenant or Tenant's employees, unless expressly provided in writing by Landlord in accordance with the provisions of this Article 18. Tenant shall provide Landlord with prompt notice of any Permitted Assignment and copies of all documentation executed by Tenant in connection therewith, which shall include an express and unconditional proportionate assumption by the permitted assignee or subtenant of Tenant's obligations under this Lease.

19.      BREACH BY TENANT

         19.01 Tenant will be in breach of this Lease if at any time during the term of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings in law, in equity or before any administrative tribunal which have or might have the effect of preventing Tenant from complying with the terms of this Lease):

         A. Tenant fails to make payment of any installment of Base Monthly Rent, Additional Rent, or of any other sum herein specified to be paid by Tenant, within ten (10) days of when due; or

         B. Tenant fails to observe or perform any of its other covenants, agreements or obligations hereunder, and such failure is not cured within twenty
(20) days after Landlord's written notice to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than twenty
(20) days are required for performance, then Tenant will not be in breach if Tenant commences performance within such 20 day period and thereafter diligently prosecutes the same to completion; or

         C. Tenant, Tenant's assignee, subtenant, guarantor, or occupant of the Premises becomes insolvent, makes a transfer in fraud of its creditors, makes a transfer for the benefit of its creditors, is the subject of a bankruptcy petition, is adjudged bankrupt or insolvent in proceedings filed against Tenant, a receiver, trustee, or custodian is appointed for all or substantially all of Tenant's assets, fails to pay its debts as they become due, convenes a meeting of all or a portion of its creditors, or performs any acts of bankruptcy or insolvency, including the selling of its assets to pay creditors; or

         D. Tenant has abandoned the Premises as defined in paragraph 16 above.

         E. Tenant fails to take possession of the Premises within thirty (30) days of receiving notice by Landlord that the Premises are available.

20.      REMEDIES OF LANDLORD

         20.01 Nothing contained herein shall constitute a waiver of Landlord's right to recover damages by reason of Landlord's efforts to mitigate the damage to it by Tenant's default; nor shall anything in this Section adversely affect Landlord's right, as in this Lease elsewhere provided, to indemnification against liability for injury or damages to persons or property occurring prior to a termination of this Lease.

         20.02 All cure periods provided herein shall run concurrently with any periods provided by law.

         20.03 In the event of default, as designated herein above, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:

         A. The right to declare the term of this Lease ended and reenter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Premises.

         B. The right, without declaring the term of this Lease ended, to reenter the Premises and to occupy the same, or any portion there of, for and on account of the Tenant as hereinafter provided, and Tenant shall be liable for and pay to Landlord on demand all such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including costs, expenses, attorney's fees and expenditures placing the same in good order, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid by the Landlord in connection with reletting the Premises. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole discretion, deems appropriate. Landlord may execute any lease made pursuant to the terms hereof either in the Landlord's own name or in the name of Tenant or assume Tenant's interest in any existing subleases to any tenant of the Premises, as Landlord may see fit, and Tenant shall have no right or authority whatsoever to collect any rent from such tenants, subtenants, of the Premises. In any case, and whether or not the Premises or any part thereof is relet, Tenant, until the end of the Lease term shall be liable to Landlord for an amount equal to the amount due as Rent hereunder, less net proceeds, if any of any reletting effected for the account of Tenant. Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by the Tenant to the Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the term of the Lease. Commencement of maintenance of one or more actions by the Landlord in this connection shall not bar the Landlord from bringing any subsequent actions for further accruals. In no event shall Tenant be entitled to any excess rent received by Landlord over and above that which Tenant is obligated to pay hereunder; or

         C. The right, even though it may have relet all or any portion of the Premises in accordance with the provisions of subsection B. above, to thereafter at any time elect to terminate this Lease for such previous default on the part of the Tenant, and to terminate all the rights of Tenant in and to the Premises.

         20.04 Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever. Such action by the Landlord shall not be deemed to have terminated this Lease.

         20.05 If Tenant breaches this Lease and abandons the Premises before the end of the term, or if its right of possession is terminated by Landlord because of Tenant's breach of this Lease, then this Lease may be terminated by Landlord at its option. On such Termination Landlord may recover from Tenant, in addition to the remedies permitted at law:

         A. The worth, at the time of the award, of the unpaid Base Monthly Rents and Additional Rents which had been earned at the time this Lease is terminated;

         B. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rents and Additional Rents which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rents that Tenant proves could be reasonably avoided;

         C. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rent and Additional Rents for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period as the Tenant proves could have been reasonably avoided; and

         D. Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's breach of its obligations under this Lease, or which in the ordinary course of events would be likely to result therefrom. The detriment proximately caused by Tenant's breach will include, without limitation, (i) expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting the Premises, (iii) brokers' fees and commissions, advertising costs and other expenses of reletting the Premises,
(iv) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions, (v) expenses of retaking possession of the Premises,
(vi) reasonable attorney's fees and court costs, (vii) any unearned brokerage commissions paid in connection with this Lease, (viii) reimbursement of any previously waived Base Rent, Additional Rent, free rent or reduced rental rate, and (ix) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions or payments by Landlord for tenant improvements or build-out allowances or assumptions by Landlord of any of the Tenant's previous lease obligations.

         20.06 In any action brought by the Landlord to enforce any of its rights under or arising from this Lease, Landlord shall be entitled to receive its costs and legal expenses including reasonable attorneys' fees, whether or not such action is prosecuted to judgment.

         20.07 The waiver by Landlord of any breach or default of Tenant hereunder shall not be a waiver of any preceding or subsequent breach of the same or any other term. Acceptance of any Rent payment shall not be construed to be a waiver of the Landlord of any preceding breach of the Tenant.

         20.08 All past due amounts owed by Tenant under the terms of this Lease shall bear interest at twelve percent per annum unless otherwise stated.

         20.09 Notwithstanding any other provision of this Lease, if this Lease is terminated at any time prior to the expiration of the Lease Term for any reason other than a default by Landlord, then Landlord shall, without limiting or affecting any of Landlord's rights and remedies hereunder, or otherwise at law or in equity, be entitled to retain all Base Monthly Rent paid by Tenant prior to the accrual thereof under Section 467 of the Internal Revenue Code in accordance with the Schedule set forth in Section 1.07 above.

21.      SURRENDER OF LEASE NOT MERGER

         21.01 The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, will not work a merger and will, at the option of Landlord, terminate all or any existing transfers, or may, at the option of Landlord, operate as an assignment to it of any or all of such transfers.

22.      ATTORNEYS FEES/COLLECTION CHARGES

         22.01 In the event of any legal action or proceeding between the parties hereto, reasonable attorneys' fees and expenses of the prevailing party in any such action or proceeding will be added to the judgment therein. Should Landlord be named as defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant will pay to Landlord its costs and expenses incurred in such suit, including reasonable attorney's fees.

         22.02 If Landlord utilizes the services of any attorney at law for the purpose of collecting any rent due and unpaid by Tenant after five (5) days written notice to Tenant of such nonpayment of rent or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord reasonable attorneys' fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord

23.      CONDEMNATION

         23.01 If twenty-five percent (25%) or more of the square footage of the Premises is taken for any public or quasi-public purpose by any lawful government power or authority, by exercise of the right of appropriation, reverse condemnation, condemnation or eminent domain, or sold to prevent such taking, and if the remaining portion of the Premises will not be reasonably adequate for the operation of Tenant's business after Landlord completes such repairs or alterations as Landlord elects to make, either Tenant or the Landlord may at its option terminate this Lease by notifying the other party hereto of such election in writing within twenty (20) days after such taking. Landlord shall endeavor to provide Tenant with a notice upon Landlord's becoming aware of a condemnation action affecting the Project; provided, however, that failure of Landlord to so notify Tenant shall not constitute a default by Landlord under this Lease or otherwise provide Tenant with any cause of action for liability or otherwise against Landlord. Tenant will not because of such taking assert any claim against the Landlord or the taking authority for any compensation because of such taking, and Landlord will be entitled to receive the entire amount of any award without deduction for any estate of interest of Tenant. Notwithstanding the foregoing, Tenant may make a claim with the condemning authority for replacement of Tenant's trade fixtures and personal property installed by Tenant and its cost of relocation, to the extent that the foregoing does not reduce the amount payable to Landlord as a result of any such taking. If less than twenty-five percent (25%) of the Premises is taken, Landlord at its option may terminate this Lease. If Landlord does not so elect, Landlord will promptly proceed to restore the Premises to substantially its same condition prior to such partial taking, allowing for any reasonable effects of such taking, and a proportionate allowance based on the loss of square footage will be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises, which, Tenant is deprived on account of such taking and restoration.

24.      RULES AND REGULATIONS

         24.01 Tenant will faithfully observe and comply with any Rules and Regulations promulgated by Landlord for the Project and Landlord reserves the right to modify and amend them as it deems necessary. Landlord will not be responsible to Tenant for the nonperformance by any other Tenant or occupant of the Project of any of said Rules and Regulations.

         24.02 In the event that Tenant fails to cure any violations of such Rules and Regulations following ten (10) days written notice by Landlord, such failure to cure shall be deemed a material breach of this Lease by Tenant.

25.      ESTOPPEL CERTIFICATE

         25.01 Tenant will execute and deliver to Landlord, within ten (10) business days of Landlords written demand, a statement in writing certifying that this Lease is in full force and effect, and that the Base Monthly Rent and Additional Rent payable hereunder is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which rent and other charges are paid, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed and such other matters as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) there are no uncured defaults in Landlord's performance and (3) not more than one (1) month's rents has been paid in advance.

26.      SALE BY LANDLORD

         26.01 In the event of a sale or conveyance by Landlord of the Project the same shall operate to release Landlord from any liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease will not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee.

27.      NOTICES

         27.01 All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, or designations under this Lease by either party to the other will be in writing and will be considered sufficiently given and served upon the other party if sent by certified or registered mail, return receipt requested, postage prepaid, delivered personally, or by a national overnight delivery service and addressed as indicated in 1.03 and 1.04.

28.      WAIVER

         28.01 The failure of Landlord to insist in any one or more cases upon the strict performance of any term, covenant or condition of the Lease will not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition; nor shall any delay or omission by Landlord to seek a remedy for any breach of this Lease be deemed a waiver by Landlord of its remedies or rights with respect to such a breach.

29.      HOLDOVER

         29.01 If Tenant remains in the Premises after the Lease expiration date with the consent of the Landlord, and has not given prior written notice to Landlord, such continuance of possession by Tenant will be deemed to be a month-to-month tenancy at the sufferance of Landlord terminable on thirty (30) day notice at any time by either party. All provisions of this Lease, except those pertaining to term and rent, will apply to the month-to-month tenancy. Tenant will pay a new Base Monthly Rent in an amount equal to 125% of the Base Monthly Rent payable for the last full calendar month during the term of this Lease. Upon expiration or earlier termination of this Lease, Tenant agrees to vacate the Premises in good and clean condition, reasonable wear and tear excepted, in compliance with the move out standards set forth on Exhibit G attached hereto.

30.      DEFAULT OF LANDLORD/LIMITATION OF LIABILITY

         30.01 In the event of any default by Landlord hereunder, Tenant agrees to give notice of such default, by registered mail, to Landlord at Landlord's Notice Address as stated in 1.04 and to offer Landlord a reasonable opportunity to cure the default. In the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant's sole and exclusive remedy will be against Landlord's interest in the Project, and Landlord, its directors, officers, employees and any partner of Landlord will not be sued, be subject to service or process, or have a judgement obtained against him in connection with any alleged breach or default, and no writ of execution will be levied against the assets of any partner, shareholder or officer of Landlord. The covenants and agreements are enforceable by Landlord and also by any partner, shareholder or officer of Landlord.

31.      SUBORDINATION

         31.01 At the election of Landlord or any mortgagee with a lien on the Project or any ground lessor with respect to the Project, provided that a non-disturbance agreement reasonably acceptable to Tenant is first executed, this Lease will be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant will, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver to Landlord any document or instrument reasonably requested by Landlord or its ground lessor, mortgagee or beneficiary under a deed of trust evidencing such subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

32.      DEPOSIT AGREEMENT

         32.01 Landlord and Tenant hereby agree that Landlord will be entitled to immediately endorse and cash Tenant's good faith rent and the Security Deposit check(s) accompanying this Lease. It is further agreed and understood that such action will not guarantee acceptance of this Lease by Landlord, but, in the event Landlord does not accept this Lease, such deposits will be promptly refunded in full to Tenant. This Lease will be effective only after Tenant has received a copy fully executed by both Landlord and Tenant.

33.      GOVERNING LAW

         33.01 This Lease is governed by and construed in accordance with the laws of the State of Nevada, and venue of any suit will be in the county where the Premises are located unless the Premises are not located in Nevada in which case the venue will be Washoe County in the State of Nevada.

34.      NEGOTIATED TERMS

         34.01 This Lease is the result of the negotiations of the parties and has been agreed to by both Landlord and Tenant after prolonged discussion.

35.      SEVERABILITY

         35.01 If any provision of this Lease is found to be unenforceable, all other provisions shall remain in full force and effect.

36.      BROKERS

         36.01 Each party ("Indemnifying Party") warrants that it has had no dealings with any broker or agent in connection with this Lease, and each Indemnifying Party covenants to pay, hold harmless and indemnify the other party from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent acting by or through the Indemnifying Party, with respect to this Lease or its negotiation.

37.      QUIET POSSESSION

         37.01 Tenant, upon paying the rentals and other payments herein required from Tenant, and upon Tenant's performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Premises during the Term of this Lease without disturbance from Landlord or from any other person claiming through Landlord.

38.      MISCELLANEOUS PROVISIONS

         38.01 Whenever the singular number is used in this Lease and when required by the context, the same will include the plural, and the masculine gender will include the feminine and neuter genders, and the word "person" will include corporation, firm, partnership, or association. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease will be joint and several.

         38.02 The headings or titles to paragraphs of this Lease are not a part of this Lease and will have no effect upon the construction or interpretation of any part of this Lease.

         38.03 This instrument contains all of the agreements and conditions made between the parties to this Lease. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein will in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waives all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease.

         38.04 Time is of the essence of each term and provision of this Lease.

         38.05 Except as otherwise expressly stated, each payment required to be made by Tenant is in addition to and not in substitution for other payments to be made by Tenant.

         38.06 Subject to Article 18, the terms and provisions of this Lease are binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and Tenant.

         38.07 All covenants and agreements to be performed by Tenant under any of the terms of this Lease will be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent.

         38.08 In consideration of Landlord's covenants and agreements hereunder, Tenant hereby covenants and agrees not to disclose any terms, covenants or conditions of this Lease to any other party without the prior written consent of Landlord, except as may be required by law, including, without limitation, the Securities Act of 1933, as amended from time to time.

         38.09 Tenant agrees it will provide to Landlord such financial information as is required to be disclosed by Tenant from time to time under the Securities Act of 1933, the Securities Exchange Act of 1934, and otherwise by law, as Landlord may reasonably request for the purpose of obtaining construction and/or permanent financing or refinancing for the Project or in connection with a sale thereof. In the event Tenant is not subject to the reporting requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, Tenant shall provide Landlord with such financial information as Landlord may reasonably request for the purpose of obtaining construction and/or permanent financing or refinancing for the Project or in connection with a sale thereof.

         38.10 If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

         38.11 Whenever a day is appointed herein on which, or a period of time is appointed in which, either party is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is reasonably interfered with, the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain materials, or to obtain fuel or energy, weather or other acts of God, or other causes beyond such party's reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any Rent or charge required of Tenant hereunder.

         38.12 No slot machine or other gambling game shall be permitted on the Premises without the prior written consent of Landlord. The Premises shall not be used for any "adult bookstore" or "adult motion picture theater" as said terms are defined in NRS 278.0221, or any similar use, notwithstanding any local zoning codes or ordinances or any other provisions of law to the contrary permitting such use.

         38.13 All representations, warrants, covenants, and agreements of the parties hereto shall survive the expiration or earlier termination of this Lease.

         38.14 Simultaneously with the execution of this Lease, Landlord and Tenant shall execute the Memorandum of Lease in the form of Exhibit H-1 attached hereto, setting forth the parties, description of the Premises, the Lease Commencement Date, and term provisions of this Lease. Tenant shall cause said Memorandum of Lease to be recorded in the Official Records of the County Recorder of Washoe County, Nevada. In addition, simultaneously with the execution of this Lease, Tenant agrees to execute the Quitclaim Deed in the form of Exhibit H-2 attached hereto and Landlord is authorized to record such Quitclaim Deed in the Official Records of the County Recorder of Washoe County, Nevada, at any time after expiration of the Lease Term (including any Extension Terms) or earlier termination of this Lease.

39.      CHANGE ORDERS

         39.01 [INTENTIONALLY DELETED]

40.      SPECIAL PROVISIONS

         40.01 Special provisions of this Lease numbers 41, 42 and 43 are a part of this Lease and Exhibits A (Depiction of Premises), B-1 and B-2 (Base Monthly Rent Schedules), C (Tenant Questionnaire), D (Rules and Regulations), E (Commencement Date Certificate), and G (Move Out Standards), and H (H-1, Memorandum of Lease, and H-2, Quitclaim Deed) are attached hereto and made a part hereof.

41.      OPTIONS TO EXTEND LEASE TERM

         41.01 Tenant is hereby granted the options (each, an "Extension Option," and collectively, the "Extension Options") to extend the Lease Term for two (2) additional periods of five (5) years (each, an "Extension Term," and collectively, the "Extension Terms"), each beginning on the day after expiration of the Initial Lease Term or the first Extension Term, as the case may be, and expiring on the date five (5) years thereafter (unless terminated sooner pursuant to any other terms or provisions of the Lease), on all of the same terms and conditions as set forth in the Lease, but at an adjusted Base Monthly Rent as set forth in Section 41.02 below (and without any additional option to extend the Lease Term after the expiration of the second Extension Term). The Extension Options may be exercised by Tenant only by delivery of written notice of such exercise (the "Extension Notice") to Landlord, which Extension Notice must be received by Landlord at least two hundred twenty-five (225) days before the expiration of the Initial Lease Term or the first Extension Term, as applicable. If Tenant fails to timely deliver the Extension Notice, or if this Lease is terminated pursuant to any of its other terms or provisions prior to the expiration of the Initial Lease Term or the first Extension Term, as applicable, all remaining Extension Options shall lapse, and Tenant shall have no right to extend or further extend the Lease Term. The Extension Options shall be exercisable by Tenant on the express conditions that (i) at the time of delivery of Tenant's Extension Notice and at all times thereafter and prior to the commencement of the applicable Extension Term, Tenant shall not be in monetary default under this Lease, (ii) Tenant has not previously been in monetary default (whether or not such default has been timely cured) under this Lease on more than three (3) occasions during the Lease Term, and (iii) except for a Permitted Assignment, Tenant has not assigned this Lease, sublet all or any part of the Premises, or otherwise Transferred this Lease, it being understood that, except in the case of a Permitted Assignment, the Extension Options are personal to the original named Tenant under this Lease. In the event of any such assignment, sublease, or other Transfer other than a Permitted Assignment, all unexercised Extension Options shall lapse and shall be null and void and of no further force or effect. After agreement by Landlord and Tenant on the Base Monthly Rent as provided in Section 41.02 below, Tenant's obligation to renew shall be irrevocable by Tenant.

         41.02 Base Monthly Rent during each Extension Term, including any interim increases thereof, shall be the "Market Rent" of the Premises, as hereinafter provided. The term "Market Rent" for the Premises during the applicable Extension Term shall mean the rent, including all escalations, at which an unrelated landlord and tenant, with neither being under undue influence or duress, would be willing to lease the Project based upon its highest and best use and for a five-year term. Tenant and Landlord agree to negotiate the amount of Market Rent for the Project in good faith for a period of forty-five (45) days after exercise by Tenant of each Extension Option as provided in Section
41.01 above (the "Negotiation Period"). In the event Landlord and Tenant agree upon the Base Monthly Rent pursuant to the foregoing provisions within the Negotiation Period, then Tenant's obligation to renew for the applicable Extension Term shall become irrevocable. In the event Tenant and Landlord are unable to agree upon the Base Monthly Rent within the Negotiation Period, then at any time after expiration of the Negotiation Period, and prior to any subsequent agreement on the amount of Base Monthly Rent, Landlord or Tenant may terminate Tenant's right to lease the Premises for the applicable Extension Term (but not the remaining portion of the then existing Lease Term) by delivering written notice to the other. Landlord's and Tenant's agreement on Base Monthly Rent for the applicable Extension Term shall be evidenced by a written amendment to this Lease Agreement executed by Landlord and Tenant.

42.      CONDITION PRECEDENT

         42.01 Landlord and Tenant acknowledge and agree that this Lease and the parties' respective obligations hereunder including, without limitation, the obligations included in Article 43. below shall be conditioned upon the acquisition by Landlord of title to the Project pursuant to the Sale Agreement, and in the event Landlord does not acquire title to the Project pursuant to the Sale Agreement or any amendments or restatements thereof, or otherwise, then this Lease Agreement shall be null and void and the parties shall have no rights or obligations hereunder. Upon the closing under the Sale Agreement, the Lease Commencement Date shall occur, the current lease between LMC and South Meadows Properties Limited Partnership (the "Existing Lease") shall automatically terminate, and this Lease shall take effect. Tenant represents, warrants, acknowledges and agrees that Landlord shall have no liability or obligation whatsoever with respect to or in any way related to the Existing Lease.

43.      ROBB DRIVE LEASE AGREEMENT

         43.01 Landlord and Tenant acknowledge and agree that the lease agreement between Landlord, as successor-in-interest to Elite Instruments, Inc., a Nevada corporation, and Tenant (the "Robb Drive Lease Agreement") for the premises located at 2301 Robb Drive, Reno, Nevada (the "Robb Drive Premises") shall be canceled in accordance with the terms and conditions set forth in this
Article 43. Tenant agrees to vacate the Robb Drive Premises in good and clean

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condition by January 31, 2000 (the "Robb Drive Premises Vacation Date"). Tenant
shall be relieved of the obligation to pay base monthly rent and all other rent and other monetary obligations under the Robb Drive Lease Agreement (the "Robb Drive Rent") and all other obligations under the Robb Drive Lease Agreement accruing or arising after the date six (6) months after the Lease Commencement Date (the "Robb Drive Lease Termination Date"); provided, however, that Landlord and Tenant acknowledge and agree that Tenant will not be relieved of any of Tenant's obligations under the Robb Drive Lease Agreement which arise or accrue prior to the Robb Drive Lease Termination Date, all of which shall survive the termination of the Robb Drive Lease Agreement. Nothing contained herein shall be intended to or shall be deemed to release Tenant from or waive Landlord's rights with respect to any obligations of Tenant or any default by Tenant under the Robb Drive Lease Agreement prior to the Robb Drive Lease Termination Date. Landlord agrees to exercise commercially reasonable efforts to release the Robb Drive Premises on commercially reasonable terms. In the event that Landlord enters into a binding lease agreement with a third party tenant prior to the Robb Drive Lease Termination Date, (1) Tenant shall receive a credit against the Robb Drive Rent payable by Tenant through the Robb Drive Lease Termination Date in the amount of rent actually received by Landlord prior to the Robb Drive Lease Termination Date under such third party lease agreement, and (2) Tenant shall not be responsible for any obligations other than Robb Drive Rent which arise or accrue after the date possession of the Robb Drive Premises is granted to such third party. In the event Landlord executes a lease agreement with a third party prior to or on the Robb Drive Lease Termination Date, Tenant shall be responsible for fifty percent (50%) of the lease commission paid by Landlord attributable to the then remaining lease term under the Robb Drive Lease Agreement. In the event Landlord executes a lease agreement with a third party subsequent to the Robb Drive Lease Termination Date, Landlord shall be responsible for one hundred percent (100%) of the lease commission payable by Landlord, if any, with respect thereto.

         43.02 Tenant represents, warrants, covenants and agrees with Landlord that on the Lease Commencement Date and on the Robb Drive Lease Termination Date, (1) there are no existing defaults by Landlord under the Robb Drive Lease Agreement, (2) Landlord shall be relieved of all obligations under the Robb Drive Lease Agreement as of the Lease Commencement Date, (3) the Robb Drive Lease Agreement is the only agreement, written, oral, or otherwise between Landlord and Tenant pertaining to the Robb Drive Premises and the Robb Drive Lease Agreement has not been amended, superseded, added to or interpreted, in writing, orally, or otherwise, at any time, (4) no party other than Tenant has any right to, or interest in, the Robb Drive Premises, (5) upon delivery of the Robb Drive Premises in accordance with this Article 43, Landlord shall receive good and absolute title to the Robb Drive Premises free and clear of any and all liens, charges, encumbrances or claims of whatever kind or nature arising out of, or in connection with, Tenant's use, occupancy, or operation of the Robb Drive Premises, and Tenant does not have any claim or action of any kind or nature against the Landlord arising under or pursuant to the Robb Drive Lease or in connection with the Robb Drive Premises.

         43.03 Tenant shall completely vacate the Robb Drive Premises and deliver actual physical possession of the Robb Drive Premises and improvements to Landlord on or before the Robb Drive Premises Vacation Date. Immediately upon vacating the Robb Drive Premises, Tenant shall deliver to Landlord all keys, pass keys, key cards, plans, specifications, designs, blueprints, permits and similar items relating to the Robb Drive Premises and all other items and

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information in its possession necessary for Landlord to obtain complete access to the Robb Drive Premises otherwise related thereto. Tenant shall cause the utilities and services to the Robb Drive Premises to be read as of the Robb Drive Lease Termination Date and such bills will be sent to and paid by Tenant. Tenant agrees to terminate any and all contracts and agreements of any kind with agents, consultants, advisors, or dealers for the management, maintenance, or other services otherwise relating to the Robb Drive Premises as of the Robb Drive Premises Vacation Date. Any property remaining in the Robb Drive Premises after the Robb Drive Premises Vacation Date shall be absolutely, irrevocably, and conclusively presumed to have been abandoned, and may either be retained by Landlord as its property, or sold or otherwise disposed of in such manner as Landlord shall determine in its sole and absolute discretion. If any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale for its own benefit.

         43.04 Except as otherwise provided in this Article 43., Landlord and Tenant agree that all rights of Tenant under the Robb Drive Lease Agreement shall automatically, absolutely, and irrevocably terminate and Tenant's interest in the Robb Drive Lease Agreement and the Robb Drive Premises shall be completely extinguished for all purposes and all respects at 5:00 p.m. on the Robb Drive Premises Vacation Date, as if the Robb Drive Premises Vacation Date were the date set forth in the Robb Drive Lease Agreement for the expiration thereof. Except as otherwise provided in the immediately following sentence, Landlord and Tenant agree that the termination of the Robb Drive Lease Agreement shall be self-executing and effective without the need for further documentation. Landlord and Tenant agree to execute, acknowledge, and deliver to the other party such other documents, including, without limitation, a Memorandum of Termination of Lease, in a form and content reasonably acceptable to the parties, as reasonably requested by the other party.

         43.05 In the event Tenant fails to relinquish complete possession of the Robb Drive Premises and deliver the same to Landlord in accordance with the provisions of this Article 43. or otherwise fails to perform its obligations to this Article 43., Landlord shall have the right to avail itself of any and all rights and remedies which Landlord may have under this agreement, or otherwise at law or in equity.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year indicated by Landlord's execution date as written below.

         Individuals signing on behalf of a Tenant warrant that they have the authority to bind their principals. In the event that Tenant is a corporation, Tenant shall deliver to Landlord, concurrently with the execution and delivery of this Lease, a copy of corporate resolutions adopted by Tenant authorizing said corporation to enter into and perform the Lease and authorizing the execution and delivery of the Lease on behalf of the corporation by the parties executing and delivering this Lease. THIS LEASE, WHETHER OR NOT EXECUTED BY TENANT, IS SUBJECT TO ACCEPTANCE AND EXECUTION BY LANDLORD, ACTING ITSELF OR BY ITS AGENT.

Landlord: Dermody Family Limited            Tenant: iGo Corporation, a Delaware
          Partnership I, a Washington               corporation
          limited partnership, and Guila
          Dermody Turville
                                            By: /s/ Lou Borrego
                                               --------------------------------
By:  Dermody Family Limited Liability
     Company I, a Washington limited
     liability company, its general         Its: Lou Borrego, VP Operations
     partner                                    -------------------------------
                                                (Name, Title)
By: /s/ John A. Dermody
   -----------------------------
John A. Dermody, Member                        Date: 12-10-99
                                                    ---------------------
                                                    (Execution Date)
Date: 12-13-99
      ---------------------
      (Execution Date)


/s/ Guila Dermody Turville
---------------------------
Guila Dermody Turville

Date:  12-15-99
      ---------------------
      (Execution Date)


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